EXHIBIT 10.4
FORM OF FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

THIS FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION GRANT AGREEMENT (this “Amendment”), entered into as of the ___ day of May, 2006, and effective as of December __, 2005, by and between SUMMIT FINANCIAL GROUP, INC., a West Virginia corporation and bank holding company (“Summit”) and [name of officer], (“Participant”).

W I T N E S S E T H:

WHEREAS, on December 7, 2004, Summit and Participant entered into that certain Summit Financial Group, Inc. Non Qualified Stock Option Grant Agreement (the “Option Agreement”) whereby Summit granted Participant an option to purchase a total of [number of shares underlying option] shares of $2.50 par value common stock of Summit’s Common Stock at a price of Fifty-One Dollars and Eighty-Five Cents ($51.85) (the “Option”), subject to the terms and conditions of the Summit Financial Group, Inc. 1998 Officer Stock Option Plan (the “Plan”), dated May 5, 1998, which was adopted by Summit and which was incorporated by reference; and

WHEREAS, on December 15, 2004, Summit effectuated a two-for-one stock split of its Common Stock which caused the number of shares underlying the Option to double and the exercise price of each share to decrease to Twenty-Five Dollars and Ninety-Three Cents ($25.93); and

WHEREAS, the Financial Accounting Standards Board adopted SFAS 123R which requires companies to recognize expense relative to options vesting after January 1, 2006; and

WHEREAS, based on the changes to the accounting rules, on December 6, 2005, the Compensation and Nominating Committee accelerated the vesting schedule set forth in the Option Agreement so that all of the shares underlying the Option that were not already vested became fully vested on December 6, 2005; and

WHEREAS, the Compensation and Nominating Committee imposed a restriction on the sale of the stock underlying the Option that prohibits the Participant from selling any portion of the stock underlying the Option until the original date on which the option would have vested had Summit not accelerated the vesting; and

WHEREAS, Summit and the Participant desire to enter into this Amendment to evidence the Participant’s consent to the acceleration of the vesting schedule in the Option Agreement and the restriction on the sale of stock underlying the Option.

NOW THEREFORE, for in consideration of the Premises and mutual covenants, agreements and undertakings, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

1. Acceleration of Vesting Schedule. Effective as of December 6, 2005, the vesting schedule in paragraph 2 of the Option Agreement is hereby amended to provide that all of the shares underlying the Option that were not already vested as of December 6, 2005, are fully vested and exercisable as of December 6, 2005.

2. Restrictions on the Sale of Stock Underlying the Option. Effective as of December 6, 2005, the Participant hereby agrees not sell the stock underlying the Option until the original date that that portion of the Option would have become vested and exercisable (as set forth in paragraph 2 of the Option Agreement). The Participant hereby agrees that this restriction is reasonable in light of Summit’s acceleration of the vesting schedule applicable to the Option.

3. Incorporation of Plan by Reference. The Option is granted pursuant the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Compensation and Nominating Committee shall interpret and construe the Plan, the Option Agreement and this Amendment, and its interpretations and determinations shall be conclusive and binding on the parties to this Amendment and any other person claiming an interest under the Option Agreement as amended by this Amendment, with respect to any issue arising under it or the Plan. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the plan, the Option Agreement, and this Amendment, the terms of the Plan shall control.

4. Enforceable Documents. Except as modified herein, all terms and conditions of the Option Agreement, as the same may be supplemented, modified, amended or extended from time to time, are and shall remain in full force and effect.

5. Authority. The undersigned are duly authorized by all required action or agreement to enter into this Amendment.

6. Modifications to Amendment. This Amendment may be amended or modified only by an instrument or document in writing signed by the person or entity against whom enforcement is sought.

7. Governing Law. This Amendment, and any documents executed in connection herewith or as required hereunder, and the rights and obligations of the undersigned hereto and thereto, shall be governed by, construed and enforced in accordance with the laws of the State of West Virginia.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

SUMMIT FINANCIAL GROUP, INC.

By: ___________________________________

Its: ________________________________

__________________________________________
[name of Participant]